Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com
Sprouts Farmers Market, Inc. Reports Second Quarter 2026 Results
PHOENIX, Ariz. – (Business Wire) – July 29, 2026 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week second quarter ended June 28, 2026.
“Our second-quarter results were in line with our expectations," said Jack Sinclair, chief executive officer of Sprouts Farmers Market. “As we continue to navigate a cautious consumer environment, we are encouraged by the strong performance of our new stores and the continued success of our foraging and innovation efforts. We are focused on driving deeper customer engagement, and we are confident in our long-term growth trajectory. I want to thank the team for their continued dedication, strong execution and commitment to serving our customers every day.”
Second Quarter Highlights:
•Net sales totaled $2.3 billion; a 5% increase from the same period in 2025
•Comparable store sales of (1.0)%
•Diluted earnings per share of $1.37; compared to diluted earnings per share of $1.35 in the same period in 2025
•Opened 7 new stores, resulting in 490 stores in 25 states as of June 28, 2026
Leverage and Liquidity in Second Quarter 2026
•Ended the quarter with $224 million in cash and cash equivalents and zero balance on our $600 million revolving credit facility
•Repurchased 0.9 million shares of common stock for a total investment of $70 million, excluding excise tax
•Generated cash from operations of $369 million and invested $186 million in capital expenditures, net of landlord reimbursement, year-to-date through June 28, 2026
Third Quarter and Full-Year 2026 Outlook
The following provides information on our third quarter 2026 outlook:
•Comparable store sales: (0.5)% to 1.5%
•Diluted earnings per share: $1.20 to $1.24
The Company notes that fiscal year 2026 will be a 53-week year, with the extra week falling in the fourth quarter.
We estimate the impact from the 53rd week to be approximately $200 million in sales, $28 million in income before interest and taxes, and $0.21 in diluted earnings per share.

The following provides information on our full year 2026 outlook (on a 52-week basis):
•Net sales growth: 5.5% to 6.5%
•Comparable store sales: (0.5)% to 0.5%

•EBIT: $675 million to $685 million
•Diluted earnings per share: $5.32 to $5.40
•Unit growth: 42 net new stores
•Capital expenditures (net of landlord reimbursements): ~$310 million
Second Quarter 2026 Conference Call
Sprouts will hold a conference call at 5:00 p.m. Eastern Time on Wednesday, July 29, 2026, during which Sprouts executives will further discuss second quarter 2026 financial results.
A webcast of the conference call will be available through Sprouts’ investor relations webpage, accessible via the following link. Participants should register on the website approximately ten minutes prior to the start of the webcast.
A webcast replay will be available at approximately 8:00 p.m. Eastern Time on July 29, 2026. This can be accessed with the following link.
Important Information Regarding Outlook
There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.
Forward-Looking Statements
Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," "will," "believes," or "projects," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences in a timely manner; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; potential inflationary and/or deflationary trends; tariffs; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.
Corporate Profile
Sprouts Farmers Market is one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States. Sprouts helps people live and eat better with fresh produce at the heart of the store and delicious discoveries for every dietary lifestyle. Always foraging for what’s fresh and innovative, Sprouts offers a carefully curated assortment of products that inspire wellness naturally, including organic, gluten-free, plant-based and non-GMO favorites. Headquartered in Phoenix, AZ, Sprouts employs more than 36,000 team members and operates more than 480 stores in 25 states nationwide. To learn more about Sprouts and the role it plays in its communities, visit sprouts.com/about/.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Twenty-six weeks ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net sales	$2,325,804	$2,220,602	$4,654,983	$4,457,038
Cost of sales	1,425,156	1,358,002	2,837,059	2,708,075
Gross profit	900,648	862,600	1,817,924	1,748,963
Selling, general and administrative expenses	682,633	645,127	1,341,414	1,268,353
Depreciation and amortization (exclusive of depreciation included in cost of sales)	43,081	36,606	85,108	71,705
Store closure and other costs, net	760	1,511	1,921	3,217
Income from operations	174,174	179,356	389,481	405,688
Interest expense/(income), net	68	(431)	(61)	(1,355)
Income before income taxes	174,106	179,787	389,542	407,043
Income tax provision	44,911	46,084	96,623	93,314
Net income	$129,195	$133,703	$292,919	$313,729
Net income per share:
Basic	$1.37	$1.37	$3.10	$3.19
Diluted	$1.37	$1.35	$3.08	$3.16
Weighted average shares outstanding:
Basic	93,988	97,858	94,401	98,198
Diluted	94,410	98,774	94,995	99,259

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	June 28, 2026	December 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$223,928	$257,282
Accounts receivable, net	65,522	65,221
Inventories	436,814	427,095
Prepaid expenses and other current assets	44,563	60,306
Total current assets	770,827	809,904
Property and equipment, net of accumulated depreciation	1,184,636	1,085,356
Operating lease assets, net	1,763,052	1,652,732
Intangible assets	208,215	208,215
Goodwill	381,750	381,750
Other assets	23,156	20,692
Total assets	$4,331,636	$4,158,649
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$272,314	$291,033
Accrued liabilities	252,191	304,419
Accrued salaries and benefits	70,479	96,017
Current portion of operating lease liabilities	179,295	177,263
Current portion of finance lease and other finance obligations	3,025	2,071
Total current liabilities	777,304	870,803
Long-term operating lease liabilities	1,813,174	1,682,425
Long-term debt and other finance obligations	110,799	81,585
Other long-term liabilities	43,801	40,283
Deferred income tax liability	85,690	80,479
Total liabilities	2,830,768	2,755,575
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 93,721,860 shares issued and outstanding, June 28, 2026; 95,926,024 shares issued and outstanding, December 28, 2025	94	96
Additional paid-in capital	858,532	841,848
Retained earnings	642,242	561,130
Total stockholders’ equity	1,500,868	1,403,074
Total liabilities and stockholders’ equity	$4,331,636	$4,158,649

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)

	Twenty-six weeks ended
	June 28, 2026	June 29, 2025
Operating activities
Net income	$292,919	$313,729
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	89,951	75,264
Operating lease asset amortization	79,564	70,568
Share-based compensation	15,667	14,403
Deferred income taxes	5,210	2,941
Other non-cash items	2,282	2,712
Changes in operating assets and liabilities:
Accounts receivable	6,327	21,227
Inventories	(9,719)	(7,782)
Prepaid expenses and other current assets	15,694	(719)
Other assets	(2,334)	(2,529)
Accounts payable	14,523	5,664
Accrued liabilities	(58,209)	10,108
Accrued salaries and benefits	(25,537)	(12,877)
Operating lease liabilities	(63,548)	(83,113)
Other long-term liabilities	6,205	741
Cash flows from operating activities	368,995	410,337
Investing activities
Purchases of property and equipment	(189,907)	(120,319)
Cash flows used in investing activities	(189,907)	(120,319)
Financing activities
Payments on finance lease liabilities	(309)	(644)
Repurchase of common stock	(209,999)	(292,223)
Payments of excise tax on repurchases of common stock	(4,172)	(2,091)
Proceeds from exercise of stock options	1,017	1,224
Cash flows used in financing activities	(213,463)	(293,734)
Decrease in cash, cash equivalents, and restricted cash	(34,375)	(3,716)
Cash, cash equivalents, and restricted cash at beginning of the period	260,894	267,213
Cash, cash equivalents, and restricted cash at the end of the period	$226,519	$263,497

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA and EBIT. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.
The company defines EBITDA as net income before interest (income) expense, net, provision for income tax, and depreciation, amortization and accretion. The company defines EBIT as net income before interest (income) expense, net and provision for income tax.
Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.
The following table shows a reconciliation of EBIT and EBITDA to net income for the thirteen and twenty-six weeks ended June 28, 2026 and June 29, 2025:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
NON-GAAP MEASURE RECONCILIATION
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Twenty-six weeks ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net income	$129,195	$133,703	$292,919	$313,729
Income tax provision	44,911	46,084	96,623	93,314
Interest (income) expense, net	68	(431)	(61)	(1,355)
Earnings before interest and taxes (EBIT)	174,174	179,356	389,481	405,688
Depreciation, amortization and accretion	45,675	38,444	89,951	75,264
EBITDA	$219,849	$217,800	$479,432	$480,952
###

Source: Sprouts Farmers Market, Inc.
Phoenix, AZ
7/29/26